INVESCO STOCK FUNDS, INC.

                                 CIK 0000035692

                           1940 Act File No. 811-1474

                       EXHIBITS INCORPORATED BY REFERENCE

SUB-ITEM 77Q1(a)
          (i) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds Inc., filed with Post-Effective Amendment No. 56 to INVESCO Stock Funds, Inc. Registration Statement filed on May 5, 2000 and incorporated herein by reference.

          (ii) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds Inc., filed with Post-Effective Amendment No. 57 to INVESCO Stock Funds, Inc. Registration Statement filed on May 19, 2000 and incorporated herein by reference.


SUB-ITEM 77Q1(e)
          Sub-Advisory Agreement between INVESCO Funds Group, Inc. and World Asset Management with respect to INVESCO S&P 500 Index Fund previously filed with Post-Effective Amendment No. 56 to INVESCO Stock Funds, Inc. Registration Statement filed on May 5, 2000 and incorporated herein by reference.